UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2011

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813
Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina (Address of principal executive offices)	27511 (Zip code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 21, 2011, the Board of Directors (the “Board”) of The Pantry, Inc. (the “Company”) approved an amendment (the “Amendment”) to its Code of Business Conduct and Ethics (the “Code”), which applies to all of its directors, officers and employees.  The Amendment expands the Code’s existing gift policy, which prohibits giving, receiving or requesting a gift under certain circumstances.  The Amendment clarifies that the purpose of entertainment and gifts in a business setting is to create goodwill and not to gain an unfair advantage.

The foregoing summary description of the Amendment to the Code is qualified in its entirety by reference to the amended Code, a copy of which is filed herewith as Exhibit 14.1 to this Form 8-K, and incorporated herein by reference.  The Company has posted the amended Code in the Investors section on its corporate website at www.thepantry.com.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

14.1	The Pantry, Inc. Code of Business Conduct and Ethics, as amended through January 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President, Chief Financial Officer and Secretary

Date: January 26, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
14.1	The Pantry, Inc. Code of Business Conduct and Ethics, as amended through January 21, 2011.